EXHIBIT 99.1

TRUEBLUE REPORTS 2014 SECOND QUARTER RESULTS

TACOMA, WA-July 24, 2014 -- TrueBlue, Inc. (NYSE:TBI) reported results today for the second quarter of 2014.

•	Second quarter revenue increased by seven percent to $453 million compared to revenue of $422 million for the same quarter in 2013.

•	Net income was $16.1 million, or $0.39 per diluted share, compared to net income of $12.5 million, or $0.31 per diluted share, for the second quarter of 2013.

•	Adjusted EBITDA* was $25.2 million, compared to $24.3 million in the second quarter of 2013.

“We are pleased with our growth in the second quarter along with the momentum we have seen in June as seasonal business ramps up,” TrueBlue CEO Steve Cooper said. “Our organic growth continues to be strong, and the acquisitions we made in 2013 are performing to our expectations.

“We’re particularly excited about our recent acquisition of Seaton, which is off to a great start and getting favorable reactions from our customers,” Cooper added. “We’re looking forward to offering a broader range of outsourcing workforce solutions to all our customers. In addition to the temporary staffing services we’ve traditionally provided, we can now do more for customers through sourcing, screening and onboarding their on-premise temporary workers and permanent employees.”

TrueBlue completed its acquisition of Seaton June 30, the first day of its third quarter, and is now the largest industrial staffing provider in the U.S. Through the acquisition, TrueBlue added industry leaders PeopleScout, Staff Management | SMX and Australia-based HRX to its service lines. According to Cooper, the new service lines are expected to add approximately $730 million to $750 million of revenue and $35 million to $39 million of Adjusted EBITDA** to the company’s consolidated results over the next four quarters.

For the third quarter of 2014, TrueBlue estimates revenue in the range of $634 million to $647 million and net income per diluted share for the quarter of $0.38 to $0.46.

Management will discuss second quarter 2014 results on a conference call at 6 a.m. (PT), today, Thursday, July 24, 2014. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

* This is a non-GAAP financial measure for which reconciliation is provided along with the financial statements accompanying this release.
** This is a non-GAAP financial measure for which a reconciliation is provided as part of our Q2 2014 Earnings Release Presentation filed on Form 8-K together with the press release.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading staffing, recruiting and workforce management company. The company fills individual positions on demand, staffs entire facilities, and manages outsourced recruiting processes and staffing vendor programs for a wide variety of clients. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce, and it serves a wide variety of industries. TrueBlue assigns as many as 100,000 people to work each day, drawing from a data base of hundreds of thousands of candidates, and places more than 250,000 people in permanent positions each year. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 27, 2013. Additional risk factors resulting from the acquisition of Seaton will be included in our Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Thirteen weeks ended		Twenty-six weeks ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
Revenue from services	$453,227	$422,310	$849,290	$768,809
Cost of services	333,644	310,437	630,148	570,296
Gross profit	119,583	111,873	219,142	198,513
Selling, general and administrative expenses	96,354	89,339	188,336	177,771
Depreciation and amortization	5,247	5,203	10,408	10,362
Income from operations	17,982	17,331	20,398	10,380
Interest and other income, net	450	275	794	752
Income before tax expense (benefit)	18,432	17,606	21,192	11,132
Income tax expense (benefit)	2,350	5,069	3,453	(330)
Net income	$16,082	$12,537	$17,739	$11,462

Net income per common share:
Basic	$0.39	$0.31	$0.44	$0.29
Diluted	$0.39	$0.31	$0.43	$0.28

Weighted average shares outstanding:
Basic	40,739	40,140	40,655	39,962
Diluted	40,969	40,421	40,934	40,248

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)
	June 27, 2014	December 27, 2013
Assets
Current assets:
Cash and cash equivalents	$162,849	$122,003
Marketable securities	4,997	14,745
Accounts receivable, net	208,413	199,519
Other current assets	18,320	20,191
Total current assets	394,579	356,458
Property and equipment, net	53,181	54,473
Restricted cash and investments	145,908	154,558
Other assets, net	153,087	153,972
Total assets	$746,755	$719,461
Liabilities and shareholders’ equity
Current liabilities	$125,275	$121,409
Long-term liabilities	205,114	204,692
Total liabilities	330,389	326,101
Shareholders’ equity	416,366	393,360
Total liabilities and shareholders’ equity	$746,755	$719,461

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twenty-six weeks ended
	June 27, 2014	June 28, 2013
Cash flows from operating activities:
Net income	$17,739	$11,462
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,408	10,362
Provision for doubtful accounts	6,286	6,415
Stock-based compensation	4,987	4,594
Deferred income taxes	(4,088)	(2,564)
Other operating activities	(54)	848
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(15,180)	(8,528)
Income taxes	3,647	(143)
Other assets	(66)	341
Accounts payable and other accrued expenses	(566)	(7,496)
Accrued wages and benefits	5,291	7,053
Workers’ compensation claims reserve	(792)	1,583
Other liabilities	1,310	186
Net cash provided by operating activities	28,922	24,113
Cash flows from investing activities:
Capital expenditures	(6,113)	(7,200)
Acquisition of business, net of cash acquired	—	(54,873)
Purchases of marketable securities	(25,057)	(19,915)
Sales and maturities of marketable securities	36,175	—
Change in restricted cash and cash equivalents	19,007	3,709
Purchases of restricted investments	(18,196)	(6,789)
Maturities of restricted investments	7,202	10,871
Net cash provided by (used in) investing activities	13,018	(74,197)
Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	1,349	6,023
Common stock repurchases for taxes upon vesting of restricted stock	(2,665)	(2,182)
Proceeds from note payable	—	34,000
Payments on debt and other liabilities	(1,133)	(1,115)
Other	1,269	478
Net cash provided by (used in) financing activities	(1,180)	37,204
Effect of exchange rates on cash	86	(544)
Net change in cash and cash equivalents	40,846	(13,424)
CASH AND CASH EQUIVALENTS, beginning of period	122,003	129,513
CASH AND CASH EQUIVALENTS, end of period	$162,849	$116,089

TRUEBLUE, INC.
NET INCOME TO EBITDA
AND ADJUSTED EBITDA RECONCILIATION
(Unaudited, in thousands)

	13 Weeks Ended
	June 27, 2014	June 28, 2013
Net income	$16,082	$12,537
Income tax expense	2,350	5,069
Interest and other income, net	(450)	(275)
Depreciation and amortization	5,247	5,203
EBITDA (1)	23,229	22,534
Non-recurring acquisition costs	1,987	1,760
Adjusted EBITDA(1)	$25,216	$24,294

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered a measure of financial performance in isolation or as an alternative to income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.